EXHIBIT 10.20

Prepared by, and after recording
return to:

Jeremy M. McLean, Esquire
Troutman Sanders LLP
Post Office Box 1122
Richmond, Virginia 23218-1122

MULTIFAMILY DEED OF TRUST,
ABSOLUTE ASSIGNMENT OF LEASES AND RENTS
AND SECURITY AGREEMENT
(INCLUDING FIXTURE FILING)

TENNESSEE

(Revised 3-1-2014)

Maximum Principal Indebtedness for Tennessee
Recording Tax Purposes is $24,714,008.

Freddie Mac Loan No. 708653111
Freddie Mac Facility Rollup Number: 504199536
Freddie Mac Deal Number: 160601
Audubon Park

MULTIFAMILY DEED OF TRUST,
ABSOLUTE ASSIGNMENT OF LEASES AND RENTS
AND SECURITY AGREEMENT
(INCLUDING FIXTURE FILING)

TENNESSEE

(Revised 3-1-2014)

THIS MULTIFAMILY DEED OF TRUST, ABSOLUTE ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (INCLUDING FIXTURE FILING) (“Instrument”) is made as of this 29th day of July, 2016, by SIR AUDUBON PARK, LLC, a limited liability company organized and existing under the laws of Delaware, whose address is c/o Steadfast Companies, 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, Attention - General Counsel: Ana Marie del Rio, as grantor (“Borrower”), to JOSEPH B. PITT, JR., as trustee, a resident of Davidson County, Tennessee, whose address is 6840 Carothers Parkway, Suite 200, Franklin, Tennessee 37067, (“Trustee”), for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association, whose address is 26901 Agoura Road, Suite 200, Calabasas Hills, California 91301, Attention: Loan Servicing Manager, as beneficiary (“Lender”).

This Instrument covers property which is or may become so affixed to real property as to become fixtures and also constitutes a fixture filing under § 47-9-502 of Tennessee Code Annotated. THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF BORROWER, AS “DEBTOR”, AND LENDER, AS “SECURED PARTY.”

NOTICE PURSUANT TO SECTION 47-28-104 OF TENNESSEE CODE ANNOTATED: This Instrument is for “commercial purposes” and secures future advances which may be “obligatory advances” as defined in § 47-28-101(a)(6) of Tennessee Code Annotated. The priority of all advances made under this Instrument relates back to the time of the initial recording of this Instrument and the Lien of all such future advances is prior and superior to the Lien of any encumbrance or conveyance arising or recorded subsequent to the recording of this Instrument.

RECITAL

Borrower, in consideration of the Indebtedness and the trust created by this Instrument, irrevocably grants, conveys, bargains, sells, confirms and assigns to Trustee, in trust, with power of sale, the Mortgaged Property, including the Land located in Davidson County, State of Tennessee and described in Exhibit A attached to this Instrument.

Tennessee
Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

AGREEMENT

TO SECURE TO LENDER the repayment of the Indebtedness evidenced by Borrower’s Multifamily Note payable to Lender dated as of the date of this Instrument, and maturing on August 1, 2021, unless otherwise extended in accordance with the terms and provisions of the Credit Agreement (“Maturity Date”), in the principal amount of $350,000,000.00, and all renewals, extensions and modifications of the Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Documents.

Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered except as shown on the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender’s interest in the Mortgaged Property (“Schedule of Title Exceptions”). Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in the Schedule of Title Exceptions.

UNIFORM COVENANTS
(Revised 7-17-2014)

Covenants. In consideration of the mutual promises set forth in this Instrument, Borrower and Lender covenant and agree as follows:

1.
Definitions. The following terms, when used in this Instrument (including when used in the above recitals), will have the following meanings and any capitalized term not specifically defined in this Instrument will have the meaning ascribed to that term in the Loan Agreement:

“Attorneys’ Fees and Costs” means (a) fees and out‑of‑pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (b) costs and fees of expert witnesses, including appraisers; (c) investigatory fees; and (d) the costs for any opinion required by Lender pursuant to the terms of the Loan Documents.

“Borrower” means all Persons identified as “Borrower” in the first paragraph of this Instrument, together with their successors and assigns.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

“Event of Default” means the occurrence of any event described in Section 8.

Tennessee	Page 2
Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

“Fixtures” means all property owned by Borrower which is attached to the Land or the Improvements so as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

“Governmental Authority” means any board, commission, department, agency or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property, or the use, operation or improvement of the Mortgaged Property, or over Borrower.

“Ground Lease” means the lease described in the Loan Agreement pursuant to which Borrower leases the Land, as such lease may from time to time be amended, modified, supplemented, renewed and extended.

“Improvements” means the buildings, structures, improvements now constructed or at any time in the future constructed or placed upon the Land, including any future alterations, replacements and additions.

“Indebtedness” means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 7 to protect the security of this Instrument.

“Land” means the land described in Exhibit A.

“Leasehold Estate” means Borrower’s interest in the Land and any other real property leased by Borrower pursuant to the Ground Lease, if applicable, including all of the following:

(a)	All rights of Borrower to renew or extend the term of the Ground Lease.

(b)	All amounts deposited by Borrower with Ground Lessor under the Ground Lease.

(c)	Borrower’s right or privilege to terminate, cancel, surrender, modify or amend the Ground Lease.

(d)	All other options, privileges and rights granted and demised to Borrower under the Ground Lease and all appurtenances with respect to the Ground Lease.

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

“Lender” means the entity identified as “Lender” in the first paragraph of this Instrument, or any subsequent holder of the Note.

“Loan Agreement” means the Multifamily Loan and Security Agreement executed by Borrower in favor of Lender and dated as of the date of this Instrument, as such agreement may be amended from time to time.

“Loan Documents” means the Note, this Instrument, the Loan Agreement, all guaranties, all indemnity agreements, all collateral agreements, UCC filings, O&M Programs, the MMP and any other documents now or in the future executed by Borrower, any guarantor or any other Person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.

“Loan Servicer” means the entity that from time to time is designated by Lender or its designee to collect payments and deposits and receive Notices under the Note, this Instrument and any other Loan Document, and otherwise to service the loan evidenced by the Note for the benefit of Lender. Unless Borrower receives Notice to the contrary, the Loan Servicer is the entity identified as “Lender” in the first paragraph of this Instrument.

“Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following:

(a)	The Land, or, if Borrower’s interest in the Land is pursuant to a Ground Lease, the Ground Lease and the Leasehold Estate.

(b)	The Improvements.

(c)	The Fixtures.

(d)	The Personalty.

(e)
All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights of way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated.

(f)
All proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirement.

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

(g)
All awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof.

(h)
All contracts, options and other agreements for the sale of the Land, or the Leasehold Estate, as applicable, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations.

(i)
All proceeds from the conversion, voluntary or involuntary, of any of the items described in subsections (a) through (h) inclusive into cash or liquidated claims, and the right to collect such proceeds.

(j)	All Rents and Leases.

(k)
All earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the loan secured by this Instrument.

(l)	All Imposition Reserve Deposits.

(m)	All refunds or rebates of Impositions by Governmental Authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated).

(n)	All tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits.

(o)	All names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

(p)	If required by the terms of Section 4.05 of the Loan Agreement, all rights under the Letter of Credit and the Proceeds, as such Proceeds may increase or decrease from time to time.

(q)	If the Note provides for interest to accrue at a floating or variable rate and there is a Cap Agreement, the Cap Collateral.

“Note” means the Multifamily Note (including any Amended and Restated Note, Consolidated, Amended and Restated Note, or Extended and Restated Note) executed by Borrower in favor of Lender and dated as of the date of this Instrument, including all schedules, riders, allonges and addenda, as such Multifamily Note may be amended, modified and/or restated from time to time.

Tennessee	Page 5
Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

“Notice” or “Notices” means all notices, demands and other communication required under the Loan Documents, provided in accordance with the requirements of Section 11.03 of the Loan Agreement.

“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personalty” means all of the following:

(a)	Accounts (including deposit accounts) of Borrower related to the Mortgaged Property.

(b)
Equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form) and computer equipment (hardware and software).

(c)
Other tangible personal property owned by Borrower which is used now or in the future in connection with the ownership, management or operation of the Land or Improvements or is located on the Land or in the Improvements, including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures).

(d)	Any operating agreements relating to the Land or the Improvements.

(e)	Any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements.

(f)
All other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a Governmental Authority.

(g)	Any rights of Borrower in or under letters of credit.

“Property Jurisdiction” means the jurisdiction in which the Land is located.

“Rents” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due or to become due, and deposits forfeited by tenants, and, if Borrower is a cooperative housing corporation or association, maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements, whether now due, past due, or to become due.

Tennessee	Page 6
Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a Lien on the Land or the Improvements.

2.	Uniform Commercial Code Security Agreement.

(a)
This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, for the purpose of securing Borrower’s obligations under this Instrument and to further secure Borrower’s obligations under the Note, this Instrument and other Loan Documents, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and by this Instrument, Borrower grants to Lender a security interest in the UCC Collateral. To the extent necessary under applicable law, Borrower hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest.

(b)
Unless Borrower gives Notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Instrument (and any financing statement which may be filed in connection with this Instrument) as Lender may require, Borrower will not (i) change its name, identity, structure or jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Mortgaged Property is stored, held or located.

(c)
If an Event of Default has occurred and is continuing, Lender will have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender’s other remedies.

(d)	This Instrument also constitutes a financing statement with respect to any part of the Mortgaged Property that is or may become a Fixture, if permitted by applicable law.

3.	Assignment of Rents; Appointment of Receiver; Lender in Possession.

(a)	As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents.

(i)
It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower.

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

(ii)
Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.

(iii)
For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents will not be deemed to be a part of the Mortgaged Property. However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents will be included as a part of the Mortgaged Property and it is the intention of Borrower that in this circumstance this Instrument create and perfect a Lien on Rents in favor of Lender, which Lien will be effective as of the date of this Instrument.

(b)
(i)    Until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Reserve Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Reserve Deposits), tenant improvements and other capital expenditures.

(ii)
So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Instrument.

(iii)
After the occurrence of an Event of Default, and during the continuance of such Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender. From and after the occurrence of an Event of Default, and during the continuance of such Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower’s license to collect Rents will automatically terminate and Lender will without Notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Borrower will pay to Lender upon demand all Rents to which Lender is entitled.

(iv)
At any time on or after the date of Lender’s demand for Rents, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender. No tenant will be obligated to inquire further as to the occurrence or continuance of an Event of Default. No tenant will be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender will be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower will not interfere with and will cooperate with Lender’s collection of such Rents.

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

(c)	If an Event of Default has occurred and is continuing, then Lender will have each of the following rights and may take any of the following actions:

(i)
Lender may, regardless of the adequacy of Lender’s security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of Repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable.

(ii)
Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender’s security, without regard to Borrower’s solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law.

(iii)
If Borrower is a housing cooperative corporation or association, Borrower hereby agrees that if a receiver is appointed, the order appointing the receiver may contain a provision requiring the receiver to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Reserve Deposits, it being acknowledged and agreed that the Indebtedness is an obligation of Borrower and must be paid out of maintenance charges payable by Borrower’s tenant shareholders under their proprietary leases or occupancy agreements.

(iv)	Lender or the receiver, as the case may be, will be entitled to receive a reasonable fee for managing the Mortgaged Property.

(v)
Immediately upon appointment of a receiver or immediately upon Lender’s entering upon and taking possession and control of the Mortgaged Property, Borrower will surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and will deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents.

(vi)	If Lender takes possession and control of the Mortgaged Property, then Lender may exclude Borrower and its representatives from the Mortgaged Property.

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 will not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

(d)
If Lender enters the Mortgaged Property, Lender will be liable to account only to Borrower and only for those Rents actually received. Except to the extent of Lender’s gross negligence or willful misconduct, Lender will not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under Section 3(c), and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

(e)
If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes will become an additional part of the Indebtedness as provided in Section 7.

(f)
Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument will not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

4.	Assignment of Leases; Leases Affecting the Mortgaged Property.

(a)
As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower’s right, title and interest in, to and under the Leases, including Borrower’s right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

(i)
It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower’s right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.

(ii)	For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases will not be deemed to be a part of the Mortgaged Property.

(iii)
However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases will be included as a part of the Mortgaged Property and it is the intention of Borrower that in this circumstance this Instrument create and perfect a Lien on the Leases in favor of Lender, which Lien will be effective as of the date of this Instrument.

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

(b)
Until Lender gives Notice to Borrower of Lender’s exercise of its rights under this Section 4, Borrower will have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease. Upon the occurrence of an Event of Default, and during the continuance of such Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases will automatically terminate. Borrower will comply with and observe Borrower’s obligations under all Leases, including Borrower’s obligations pertaining to the maintenance and disposition of tenant security deposits.

(c)
(i)    Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 will not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements.

(ii)
The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) will not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses.

(iii)
Except to the extent of Lender’s gross negligence or willful misconduct, Lender will not be liable in any way for any injury or damage to person or property sustained by any Person or Persons in or about the Mortgaged Property.

(iv)	Prior to Lender’s actual entry into and taking possession of the Mortgaged Property, Lender will not be obligated for any of the following:

(A)	Lender will not be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease).

(B)	Lender will not be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property.

(C)
Lender will not be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower will constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and will be that of Borrower, prior to such actual entry and taking of possession.

(d)
Upon delivery of Notice by Lender to Borrower of Lender’s exercise of Lender’s rights under this Section 4 at any time after the occurrence of an Event of Default, and during the continuance of such Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately will have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

(e)	Borrower will, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect.

(f)
If Borrower is a cooperative housing corporation or association, notwithstanding anything to the contrary contained in this Instrument, so long as Borrower remains a cooperative housing corporation or association and is not in breach of any covenant of this Instrument, Lender consents to the following:

(i)
Borrower may execute leases of apartments for a term in excess of 2 years to a tenant shareholder of Borrower, so long as such leases, including proprietary leases, are and will remain subordinate to the Lien of this Instrument.

(ii)
Borrower may surrender or terminate such leases of apartments where the surrendered or terminated lease is immediately replaced or where Borrower makes its best efforts to secure such immediate replacement by a newly-executed lease of the same apartment to a tenant shareholder of Borrower. However, no consent is given by Lender to any execution, surrender, termination or assignment of a lease under terms that would waive or reduce the obligation of the resulting tenant shareholder under such lease to pay cooperative assessments in full when due or the obligation of the former tenant shareholder to pay any unpaid portion of such assessments.

5.
Prepayment Premium. Borrower will be required to pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

6.
Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Neither Lender’s acceptance of an amount that is less than all amounts then due and payable nor Lender’s application of such payment in the manner authorized will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Instrument, the Note and all other Loan Documents will remain unchanged.

7.	Protection of Lender’s Security; Instrument Secures Future Advances.

(a)
If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender’s option may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including all of the following:

(i)	Lender may pay Attorneys’ Fees and Costs.

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Multifamily Deed of Trust, Absolute Assignment of
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(ii)	Lender may pay fees and out-of-pocket expenses of accountants, inspectors and consultants.

(iii)	Lender may enter upon the Mortgaged Property to make Repairs or secure the Mortgaged Property.

(iv)	Lender may procure the Insurance required by the Loan Agreement.

(v)	Lender may pay any amounts which Borrower has failed to pay under the Loan Agreement.

(vi)	Lender may perform any of Borrower’s obligations under the Loan Agreement.

(vii)	Lender may make advances to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a Prior Lien.

(b)
Any amounts disbursed by Lender under this Section 7, or under any other provision of this Instrument that treats such disbursement as being made under this Section 7, will be secured by this Instrument, will be added to, and become part of, the principal component of the Indebtedness, will be immediately due and payable and will bear interest from the date of disbursement until paid at the Default Rate.

(c)	Nothing in this Section 7 will require Lender to incur any expense or take any action.

8.	Events of Default. An Event of Default under the Loan Agreement will constitute an Event of Default under this Instrument.

9.
Remedies Cumulative. Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument, the Loan Agreement or any other Loan Document or afforded by applicable law or equity, and each will be cumulative and may be exercised concurrently, independently or successively, in any order. Lender’s exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

10.
Waiver of Statute of Limitations, Offsets, and Counterclaims. Borrower waives the right to assert any statute of limitations as a bar to the enforcement of the Lien of this Instrument or to any action brought to enforce any Loan Document. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under this Instrument will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

11.	Waiver of Marshalling.

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Multifamily Deed of Trust, Absolute Assignment of
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(a)
Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender will have the right to determine the order in which any or all of the Mortgaged Property will be subjected to the remedies provided in this Instrument, the Note, the Loan Agreement or any other Loan Document or applicable law. Lender will have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies.

(b)
Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

12.	Further Assurances; Lender’s Expenses.

(a)
Borrower will deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements or amendments, transfers and assurances as Lender may require from time to time in order to better assure, grant and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents or in connection with Lender’s consent rights under Article VII of the Loan Agreement.

(b)
Borrower acknowledges and agrees that, in connection with each request by Borrower under this Instrument or any Loan Document, Borrower will pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender, including any fees payable in accordance with any request for further assurances or an estoppel certificate pursuant to the Loan Agreement, regardless of whether the matter is approved, denied or withdrawn. Any amounts payable by Borrower under this Instrument or under any other Loan Document will be deemed a part of the Indebtedness, will be secured by this Instrument and will bear interest at the Default Rate if not fully paid within 10 days of written demand for payment.

13.
Governing Law; Consent to Jurisdiction and Venue. This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, will be governed by the laws of the Property Jurisdiction. Borrower agrees that any controversy arising under or in relation to the Note, this Instrument or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies that may arise under or in relation to the Note, any security for the Indebtedness or any other Loan Document. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Section 13 is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Instrument in any court of any other jurisdiction.

14.	Notice. All Notices, demands and other communications under or concerning this Instrument will be governed by the terms set forth in the Loan Agreement.

15.
Successors and Assigns Bound. This Instrument will bind the respective successors and assigns of Borrower and Lender, and the rights granted by this Instrument will inure to Lender’s successors and assigns.

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Multifamily Deed of Trust, Absolute Assignment of
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16.	Joint and Several Liability. If more than one Person signs this Instrument as Borrower, the obligations of such Persons will be joint and several.

17.	Relationship of Parties; No Third Party Beneficiary.

(a)
The relationship between Lender and Borrower will be solely that of creditor and debtor, respectively, and nothing contained in this Instrument will create any other relationship between Lender and Borrower. Nothing contained in this Instrument will constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

(b)
No creditor of any party to this Instrument and no other Person will be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (i) any arrangement (“Servicing Arrangement”) between Lender and any Loan Servicer for loss sharing or interim advancement of funds will constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower will not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

18.	Severability; Amendments.

(a)
The invalidity or unenforceability of any provision of this Instrument will not affect the validity or enforceability of any other provision, and all other provisions will remain in full force and effect. This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument.

(b)
This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought; provided, however, that in the event of a Transfer prohibited by or requiring Lender’s approval under Article VII of the Loan Agreement, some or all of the modifications to the Loan Documents (if any) may be modified or rendered void by Lender at Lender’s option by Notice to Borrower and the transferee(s).

19.	Construction.

(a)
The captions and headings of the Sections of this Instrument are for convenience only and will be disregarded in construing this Instrument. Any reference in this Instrument to a “Section” will, unless otherwise explicitly provided, be construed as referring to a Section of this Instrument.

(b)	Any reference in this Instrument to a statute or regulation will be construed as referring to that statute or regulation as amended from time to time.

(c)	Use of the singular in this Instrument includes the plural and use of the plural includes the singular.

(d)	As used in this Instrument, the term “including” means “including, but not limited to” and the term “includes” means “includes without limitation.”

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Multifamily Deed of Trust, Absolute Assignment of
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(e)	The use of one gender includes the other gender, as the context may require.

(f)
Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document in this Instrument will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Instrument).

(g)	Any reference in this Instrument to any person will be construed to include such person’s successors and assigns.

20.
Subrogation. If, and to the extent that, the proceeds of the loan evidenced by the Note, or subsequent advances under Section 7, are used to pay, satisfy or discharge a Prior Lien, such loan proceeds or advances will be deemed to have been advanced by Lender at Borrower’s request, and Lender will automatically, and without further action on its part, be subrogated to the rights, including Lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

21-30.     Reserved.

31.	Acceleration; Remedies.

(a)
At any time during the existence of an Event of Default, Lender, at Lender’s option, may declare the Indebtedness to be immediately due and payable without further demand and Lender will have the STATUTORY POWER OF SALE and any other remedies permitted by applicable law or provided in this Instrument or in any other Loan Document. Borrower acknowledges that the power of sale granted in this Instrument may be exercised by Lender through the Trustee without prior judicial hearing. Borrower has the right to bring an action to assert the non-existence of an Event of Default or any other defense of Borrower to acceleration and sale. Lender will be entitled to collect all costs and expenses incurred in pursuing such remedies, including attorneys’ fees, costs of documentary evidence, abstracts and title reports.

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Multifamily Deed of Trust, Absolute Assignment of
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(b)
If Lender invokes the power of sale, Trustee will give notice of sale by public advertisement for the time and in the manner provided by the laws of Tennessee, and Lender or Trustee will mail a copy of the notice of sale to Borrower in the manner provided in Section 11.03 of the Loan Agreement. Trustee, without demand on Borrower, will sell the Mortgaged Property at the time and under the terms designated in the notice of sale at public auction to the highest bidder, in one or more parcels and in such order as Trustee may determine. Trustee may postpone sale of all or any part of the Mortgaged Property by public announcement at the time and place of any previously scheduled sale. If the Mortgaged Property is located in 2 or more counties, it may all be sold in one of the counties if Trustee so elects. Otherwise, the sale will occur in the county in which the Land is located unless Trustee, in its reasonable discretion, elects to conduct the sale elsewhere. The sale will be held at such location in the county as the foreclosure notice may specify. One or more exercises of the power of sale provided for in this Instrument will not extinguish or exhaust said power until the entire Mortgaged Property has been sold or the Indebtedness has been paid in full. It is agreed that Lender, in the event of any sale of the Mortgaged Property, may bid and buy as any third person might, but Lender will not be required to present cash at the sale except to the extent, if any, by which Lender’s bid exceeds the amount of the indebtedness secured hereby, including all expenses of collection and sale provided for in this Instrument. Trustee may delegate, in Trustee’s sole discretion, any authority possessed under this Instrument, including the authority to conduct a foreclosure sale. Without limiting the foregoing, Trustee may retain a professional auctioneer to preside over the bidding, and the customary charge for the auctioneer’s services will be paid from sale proceeds as an expense of sale. If prior to any foreclosure sale a third party represents to the Trustee in writing that such party holds the next junior Lien to this Instrument (whether by judgment Lien, junior deed of trust or otherwise), the Trustee may disburse surplus proceeds to such third party in an amount not to exceed the amount of Lien alleged by the third party in its written statement to the Trustee. A foreclosure sale may be adjourned by Trustee and may be reset at a later time and/or date by announcement at the time and place of the originally advertised sale and without any further publication. The foreclosure sale of the Mortgaged Property will be conducted for cash to be tendered upon the conclusion of the bidding; provided, however, Trustee may accept a check issued or certified by a local bank as consideration for the sale and if, in Trustee’s sole discretion, Trustee announces before or after bidding that, upon the failure of the high bidder to complete the sale for cash within one hour, the Mortgaged Property may be sold to the second highest bidder, and if the high bidder should subsequently fail to complete the purchase within that time, then Trustee may, at its option, close the sale of the Mortgaged Property to the second highest bidder. Borrower further agrees that, in the event of any sale hereunder, it will at once surrender possession of the Mortgaged Property, will from the moment of sale be the tenant at will of the purchaser, will be removable by process and will be liable to pay said purchaser the reasonable rental value of said Mortgaged Property after such sale. Lender or Trustee may, after default, advise third parties of the amount (or estimated amount) of principal, interest and expenses that will be outstanding as of the date of any foreclosure sale and may share any other available information regarding the Mortgaged Property. Following the occurrence of a default hereunder, any “release” provision included in this Instrument or in any other document whereby Lender agreed to release all or part of the Mortgaged Property upon the payment of less than all of the Indebtedness will become void, and Lender will no longer be obligated to release any of the Mortgaged Property until the Indebtedness has been paid in full. Borrower agrees that Borrower will not bid at any sale hereunder and will not allow

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others to bid on Borrower’s behalf unless, at the time of sale, Borrower has cash sufficient to pay at the sale the amount of its bid.

(c)
Within a reasonable time after the sale, Trustee will deliver to the purchaser at the sale, a deed conveying the Mortgaged Property so sold without any covenant or warranty, express or implied. The recitals in Trustee’s deed will be prima facie evidence of the truth of the statements made therein. Trustee will apply the proceeds of the sale in the following order: (i) to all costs and expenses of the sale, including Trustee’s fees, attorneys’ fees and costs of title evidence; (ii) to the Indebtedness in such order as Lender, in Lender’s sole discretion, directs; and (iii) the excess, if any, to the person or persons legally entitled thereto.

32.	Release. Upon payment of the Indebtedness, Lender will release this Instrument. Borrower will pay Lender’s reasonable costs incurred in releasing this Instrument.

33.
Substitute Trustee. Lender, at Lender’s option, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the county in which this Instrument is recorded. Without conveyance of the Mortgaged Property, the successor trustee will succeed to all the title, power and duties conferred upon the Trustee in this Instrument and by applicable law.

34.
No Consent to Senior Liens. Lender has not consented and will not consent to any contract or to any work or to the furnishing of any materials which might be deemed to create a Lien or Liens superior to the Lien of this Instrument, either under § 66-11-108 of Tennessee Code Annotated, or otherwise.

35.	Trustee Provisions.

(a)	Trustee is hereby released from all obligations imposed by statute that can be waived including any requirement or qualification or bond.

(b)
Trustee will be entitled to reasonable compensation for all services rendered, whether or not a foreclosure is held hereunder, and will be reimbursed for all reasonable expenses, charges and attorneys’ fees, including fees for legal advice concerning Trustee’s duties and rights in the Mortgaged Property and title examinations.

(c)
Trustee may rely on any document believed by Trustee in good faith to be genuine. All money received by Trustee will, until used or applied as in this Instrument provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee will not be liable for interest thereon.

(d)
If the Trustee will be made a party to or will intervene in any action or proceeding affecting the Mortgaged Property or the title thereto, or the interest of the Trustee or Lender under this Instrument, the Trustee and Lender will be reimbursed by Borrower, immediately and without demand, for all reasonable costs, charges and attorneys’ fees incurred by him or either of them in any such case, and the same will be secured hereby as a further charge and Lien upon the Mortgaged Property.

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Multifamily Deed of Trust, Absolute Assignment of
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36.
Waiver. Borrower waives all right of homestead exemption the Mortgaged Property, together with the equity of redemption and the statutory right of redemption and all rights of Borrower expressed in T.C.A. § 66-8-101, et seq., as the same may be amended from time to time, and Borrower relinquishes all right of dower and curtesy in the Mortgaged Property. Borrower agrees, to the full extent permitted by law, that in case of a default on the part of Borrower hereunder, neither Borrower nor anyone claiming through or under Borrower hereunder will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Mortgaged Property, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Borrower, for itself and all who may at any time claim through or under it, hereby waives and renounces to the full extent that it may lawfully so do so, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Instrument marshalled upon any foreclosure or sale under the power granted in this Instrument.

37.
Indebtedness Secured Hereby Not Limited By Statement For Tax And Registration Authorities. Any legend appearing on the face of this Instrument and any affidavit that may be submitted to recording authorities with this Instrument pursuant to any requirement of taxation or registration authorities is included for the benefit of such authorities only and does not affect the terms of Lender’s agreement with Borrower as provided by this Instrument and by other documents pertaining to the Indebtedness or the priority of the Lien of this Instrument or any advances made under this Instrument.

38.	WAIVER OF TRIAL BY JURY.

(a)
BORROWER AND LENDER EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY.

(b)
BORROWER AND LENDER EACH WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

39.	Attached Riders. The following Riders are attached to this Instrument:

•	Rider to Multifamily Security Instrument – Trade Names

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40.	Attached Exhibits. The following Exhibits, if marked with an “X” in the space provided, are attached to this Instrument:

X	Exhibit A	Description of the Land (required)

X	Exhibit B	Modifications to Instrument

	Exhibit C	Ground Lease Description (if applicable)

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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Multifamily Deed of Trust, Absolute Assignment of
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BORROWER:

SIR AUDUBON PARK, LLC, a Delaware limited
liability company

By: Steadfast Income Advisor, LLC, a Delaware
limited liability company, its manager

By: _/s/ Kevin J. Keating__________
Kevin J. Keating
Chief Accounting Officer

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Multifamily Deed of Trust, Assignment of Rents
Security Agreement and Fixture Filing

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Multifamily Deed of Trust, Assignment of Rents
Security Agreement and Fixture Filing

RIDER TO MULTIFAMILY SECURITY INSTRUMENT

TRADE NAMES

(Revised 3-1-2014)

The following changes are made to the Instrument which precedes this Rider:

A.	Subsection (o) of the definition of Mortgaged Property in Section 1 is restated as follows:

(o)
All names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property; provided however, that the names “SIR” and “Steadfast” and/or associated trademark rights are not assigned to Lender, subject to Section 6.30 of the Loan Agreement.

Rider to Multifamily Security Instrument
Trade Names

EXHIBIT A

DESCRIPTION OF THE LAND

(Audubon Park)
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF DAVIDSON, STATE OF TENNESSEE, AND IS DESCRIBED AS FOLLOWS:
Parcel 1:
A tract of land in the First Civil District of Nashville, Davidson County, Tennessee, bounded on the South by Leeanne Drive and on the West by Whispering Hills Dr. more particularly described as follows:
Beginning, at a concrete monument on the Northerly margin of Leeanne Drive and the Southwest corner of Lot 428 of Whispering Hills Subdivision Section 11-C, as recorded in Plat Book 2663, Page 67, R.O.D.C., Tennessee; Thence, with the Northerly margin of Leeanne Drive Westerly around a curve to the left 181.91 feet, said curve having a radius of 522.00 feet, a central angle of 19° 58' 00", a tangent of 91 feet and a chord bearing and distance of N 60° 17' 00" W, 180.99 feet to a concrete monument;Thence, N 70° 16' 00" W, 165.01 feet to a concrete monument the beginning of a return radius to the right for Whispering Hills Drive; Thence, around a curve to the right 38.96 feet, said curve having a radius of 25.00 feet, a central angle of 89° 18' 00", a Tangent of 24.70 feet and a chord bearing and distance of N 25° 37' 00" W, 35.14 feet to a concrete monument; Thence, with Whispering Hills Drive N 19° 02' 00" E, 112.00 feet to a concrete monument, the beginning of a curve to the left;Thence, around a curve to the left 548.41 feet, said curve having a radius of 985.00 feet, a central angle of 31° 54' 00', a tangent of 281.51 feet and a chord bearing and distance of N 03° 05' 00" E, 541.35 feet to an iron pin, the Southwest corner of Lot 57, Parkview Estates, Section 1, Book 3300, Page 87, R.O.D.C., Tennessee; Thence, with the Southerly line of said Lot 57, N 77° 08' 00" E. 151.90 feet to an iron pin on the Westerly line of Parkview Estates, Section III;Thence, S 13 ° 44' 00" W, 12.80 feet to a concrete monument;Thence, following the Southerly boundary of Parkview Section III, S 65° 30' 00" E. 74.35 feet to a concrete monument;Thence, S 83° 10' 00" E, 197.10 feet to a concrete monument;Thence, S 84° 45' 00" E, 151 .61 feet to a concrete monument;Thence, S 71° 45' 00" E, passing a concrete monument at 95.00 feet, a total distance of 173.26 feet to a point;Thence, S 58° 38' 00" E, 198.74 feet to a concrete monument in the West line of Tennessee Equity Fund L.P. of record in Book 9302, Page 247, R.O.D.C. line S 12° 03' 00" W, 109.56 feet to an iron pin at the base of a fence corner post;Thence S 33° 05' 00" W, 70.00 feet:Thence, N 56° 55' 00" W 104.59 feet to a point:Thence, S 26° 14' 00" W, 246.82 feet to a point;Thence, N 63° 46' 00" W, 99.00 feet to a point; Thence, S 26° 14' 00" W, 144.68 feet to a point;Thence, N 66° 02' 00" W, 87.00 feet to a point;Thence, S 19° 53' 00" W, 108.57 feet to a concrete monument;Thence, S 37° 29' 00" W, 171.74 feet to the point of beginning.

Parcel 2:

A tract of land in the First Civil District of Nashville, Davidson County, Tennessee, bounded on the Southeast by Northcrest drive located South of Nolensville road and West of Cotton Lane, more particularly described as follows:

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Multifamily Deed of Trust, Absolute Assignment of
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Beginning, at a concrete monument on the Northerly margin of Northcrest drive at the Southeasterly corner of Lot 442, Whispering Hills Section 11-C, Book 2663, Page 66 and 67, R.O.D.C., Tennessee;Thence, with the boundary of said subdivision and around a curve to the left 37.34 feet, said curve having a radius of 25.00 feet, a central angle of 85° 34' 14", a tangent of 23.14 feet and a chord bearing and distance of N 20° 43' 07" E, 33.96 feet to a concrete monument;Thence, N 22° 04' 00" W, 24.00 feet to a concrete monument; Thence, with a curve to the left 117.05 feet, said curve having a radius of 401.97 feet, a central angle of 16° 41' 00", a tangent of 58.94 feet and a chord bearing and distance of N 30° 24' 30" W, 116.63 feet to a concrete monument;Thence, continuing with said subdivision S 55° 06' 00" W, 159.10 feet to a concrete monument; Thence, S 87° 35' 00" W, 184.00 feet to a concrete monument;Thence, continuing with said subdivision N 83° 01' 00" W, 347.40 feet to a concrete monument;Thence, N 55° 30' 00" W, 186.20 feet to a concrete monument;Thence, N 45° 00' 00" W, 193.58 feet to a concrete monument, the Northwesterly corner of Lot 428 of said subdivision;Thence, leaving said subdivision N 19° 53' 00" E, 108.57 feet to a point;Thence, S 66° 02' 00" E, 87.00 feet to a point;Thence, N 26° 14' 00" E, 144.68 feet to a point;Thence, S 63° 46' 00" E, 99.00 feet to a point;Thence, N 26° 14' 00" E, 246.82 feet to a point;Thence, S 56° 55' 00" E, 104.59 feet to a point;Thence, N 33° 05' 00" E, 70.00 feet to a fence corner post in the Southwesterly corner of Tennessee Equity Fund, L.P. as of record in Book 9302, Page 247, R.O.D.C.; Thence, with Tennessee Equity Fund, L.P. South line, N 79° 30' 00" E, 330.41 feet to a point;thence, S 16° 15' 00" E, 140.00 feet to a point;Thence, S 55° 11' 00" E, 205.00 feet to a point;Thence, S 34° 49' 00" W, 98.66 feet to a point;Thence, S 38° 25' 00" E, 37.50 feet to a point;Thence, S 51° 35' 00" W, 114.00 feet to a point;Thence, S 38° 25' 00" E, 175.56 feet to a point;Thence, S 62° 44' 00" E, 101.78 feet to a concrete monument;Thence, S 13° 13' 00" E, 114.00 feet to a concrete monument on the Northerly margin of Northcrest Drive;Thence, with Northcrest Drive and with a curve to the left having a radius of 617.40 feet and a central angle of 13° 16' 33", 143.08 feet to the point of beginning.
Being further described as follows:
A certain parcel of land lying in Nashville, Davidson County, Tennessee, more particularly described as follows:
Unless stated otherwise, any monument referred to herein as an iron pin set is a 5/8" rebar 18" in length with plastic cap stamped "K.Crowe #1979". All bearing are based on Geodetic North by G.P.S. observations dated 11-07-2013.
BEGINNING at an existing iron pin on the north right-of-way of Northcrest Drive, 50' right-of-way, corner to Lindalu Lovier (Deed Book 10016, Page 207);
THENCE, leaving said right-of-way and along Lovier's line for the next 4 calls: along a curve to the left, radius of 25.00', arc length of 38.43', bearing N 22°14'27" E, a distance of 34.76' to an existing iron pin; THENCE, N 20°31'12" W a distance of 24.29' to an existing iron pin;
THENCE, N 29°12'27" W a distance of 116.63' to an existing iron pin;
THENCE, S 56°21'31" W a distance of 159.10' to an existing iron pin, corner to Melanie Smith (Inst. No. 200109180100717);
THENCE, along Smith's line and then Jeremy & Chandler Quarles (Instrument No. 201303260029723) S 88°50'31" W a distance of 184.04' to an existing iron pin, corner to Lanzy Wilson et ux (Deed Book 5059, Page 12) and Jesse Jackson & Deana Farrar (Deed Book 9883, Page 110);

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Leases and Rents and Security Agreement (Including Fixture Filing)

THENCE, along the line of Jackson & Farrar, then Bonnie & Jonathan Huettig (Instrument No. 200708010091565), Victoria Rowlett (Instrument No. 200305160067030) and Carolyn Earls (Instrument No. 201308270090505) N 81°38'04" W a distance of 347.36' to an existing iron pin, corner to Charles Smith (Instrument No. 201110250083066);
THENCE, along Smith's line, then Kelly Conrad (Instrument No. 201109130070809) and Jerry Hunt (Instrument No. 200511210140250) N 54°25'16" W a distance of 185.94' to an existing iron pin, corner to Tyler, Stefanie & Samuel House (Instrument No. 201302190016420);
THENCE, along House's line, then William Pewitt (Deed Book 6021, Page 699) N 43°37'01" W a distance of 193.66' to an existing iron pin;
THENCE, continuing along Pewitt's line S 38°53'04" W a distance of 172.12' to an existing iron pin on north right-of-way of Leanne Drive, 50' right-of-way;
THENCE, along said right-of-way of Leanne Drive for the next 3 calls: along a curve to the left, radius of 522.00', arc length of 181.87', bearing N 58°57'03" W, a distance of 180.95' to a point;
THENCE, N 68°51'10" W a distance of 165.31' to an existing iron pin;
THENCE, along a curve to the right, radius of 25.00', arc length of 38.83', bearing N 23°56'32" W, a distance of 35.04' to an existing iron pin on the east right-of-way of Whispering Hills Drive, 50' right-of-way;
THENCE, leaving said right-of-way of Leanne Drive and along said right-of-way of Whispering Hills Drive for the next 2 calls: N 20°27'42" E a distance of 111.89' to a point;
THENCE, along a curve to the left, radius of 985.00', arc length of 548.09', bearing N 04°31'15" E, a distance of 541.05' to a point, corner to Robert & Patty Price et al (Instrument No. 200902200014824), said point being N 78°02'09" E, a distance of 10.00' from a PK Nail set as reference;
THENCE, leaving said right-of-way of Whispering Hills Drive and along the line of Robert & Patty Price et al
N 78°02'09" E a distance of 152.12' to an existing iron pin, corner to Bibisco, Inc. (Deed Book 10128, Page 244);
THENCE, along the line of Bibisco, Inc. for the next 6 calls: S 14°36'21" W a distance of 12.74' to a concrete monument;
THENCE, S 65°30'14" E a distance of 75.81' to an existing iron pin;
THENCE, S 81°57'38" E a distance of 194.81' to a concrete monument;
THENCE, S 83°34'36" E a distance of 151.18' to an existing iron pin;
THENCE, S 70°42'24" E a distance of 172.93' to an existing iron pin;
THENCE, S 57°29'18" E a distance of 198.85' to an existing iron pin, corner to JC Sun Investment, Inc.
(Instrument No. 200807180073771);
THENCE, along the line of JC Sun Investment, Inc. for the next 4 calls: S 14°24'34" W a distance of 109.55' to an existing iron pin;
THENCE, N 81°42'36" E a distance of 330.39' to an existing iron pin;
THENCE, S 14°01'34" E a distance of 139.98' to an existing iron pin;
THENCE, S 52°58'42" E a distance of 196.83' to an existing iron pin, corner to O.I.C. Landmark
Townhomes (Instrument No. 200801100002933);
THENCE, along the line of O.I.C. Landmark Townhomes for the next 6 calls: S 30°17'52" W a distance of 93.63' to an existing iron pin;
THENCE, S 37°06'53" E a distance of 37.50' to an existing iron pin;
THENCE, S 52°53'07" W a distance of 114.00' to an existing iron pin;

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

THENCE, S 37°06'53" E a distance of 175.56' to an existing iron pin;
THENCE, S 61°25'53" E a distance of 101.78' to an existing iron pin;
THENCE, S 11°52'52" E a distance of 113.93' to an iron pin set on the north right-of-way of Northcrest Drive (50' right-of-way);
THENCE, along said right-of-way along a curve to the left, radius of 617.40', arc length of 143.65', bearing S 71°13'35" W, a distance of 143.33' to the POINT OF BEGINNING, containing 22.98 acres, more or less, according to a survey performed by Kevin David Crowe, PLS #1979TN.

Being the same property conveyed to SIR Audubon Park, LLC, a Delaware limited liabilty company by deeds of record in Instrument No. 20131227-0130466 and Instrument No. 20131227-0130467, Register's Office of Davidson County, Tennessee.

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

EXHIBIT B

MODIFICATIONS TO INSTRUMENT

The following modifications are made to the text of the Instrument that precedes this Exhibit:

I.    CREDIT FACILITY REQUIRED MODIFICATIONS.

1.	The first paragraph underneath the AGREEMENT section on page 1 is modified to read as follows:

AGREEMENT

TO SECURE TO LENDER the repayment of the Indebtedness evidenced by ~~Borrower’s Multifamily Note~~the Note (hereinafter defined) payable to Lender ~~dated as of the date of this Instrument,~~ and maturing on August 1, 2021, unless otherwise extended in accordance with the terms and provisions of the Credit Agreement (“Maturity Date”), in the principal amount of $350,000,000.00, and all renewals, extensions and modifications of the Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Documents. Borrower and Lender intend this Instrument to secure all amounts due at any time and from time to time under the Note, including all future advances made pursuant to the “Credit Agreement” (hereinafter defined) or pursuant to the terms of this Instrument. The maximum amount of unpaid indebtedness, exclusive of interest, that may be outstanding at any time and be secured by this Instrument is $350,000,000.00.

2.    The following defined terms in Section 1 are modified as follows:

“Indebtedness” has the meaning set forth in the Credit Agreement.

“Loan Documents” has the meaning set forth in the Credit Agreement.

“Note” means that certain Multifamily Revolving Credit Note dated as of July 29, 2016, from SIR Ashley Oaks, LLC, a Delaware limited liability company, SIR Buda Ranch, LLC, a Delaware limited liability company, SIR Deer Valley, LLC, a Delaware limited liability company, SIR Carrington Park, LLC, a Delaware limited liability company, SIR Carrington Place, LLC, a Delaware limited liability company, SIR Carrington Champion, LLC, a Delaware limited liability company, SIR Audubon Park, LLC, a Delaware limited liability company, SIR Oak Crossing, LLC, a Delaware limited liability company, SIR Steiner Ranch Apartments, LLC, a Delaware limited liability company and any other parties comprising Borrower as set forth therein, to PNC Bank, National Association, a national banking association, including all schedules, riders, allonges and addenda from time to time attached thereto or made a part thereof, as the Note may be amended, modified, increased, and/or restated from time to time.

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)

3.    Section 1 is modified by adding the following defined term:

“Credit Agreement” means that certain Credit Agreement dated as of the date of the Note between SIR Ashley Oaks, LLC, a Delaware limited liability company, SIR Buda Ranch, LLC, a Delaware limited liability company, SIR Deer Valley, LLC, a Delaware limited liability company, SIR Carrington Park, LLC, a Delaware limited liability company, SIR Carrington Place, LLC, a Delaware limited liability company, SIR Carrington Champion, LLC, a Delaware limited liability company, SIR Audubon Park, LLC, a Delaware limited liability company, SIR Oak Crossing, LLC, a Delaware limited liability company, SIR Steiner Ranch Apartments, LLC, a Delaware limited liability company and any other parties comprising Borrower as set forth therein, and PNC Bank, National Association, a national banking association, as Lender, including all Joinders thereto from time to time and as such agreement may be amended, modified, increased, or supplemented from time to time.

4.    Section 13 is deleted in its entirety and replaced with the following:

13.
Governing Law; Consent to Jurisdiction and Venue. This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, will be governed by the laws of the Commonwealth of Virginia (without regard to choice of law principles), except that at all times the provisions of this Instrument relating solely to the creation, perfection, priority and enforcement of any lien or security interest created pursuant to this Instrument (collectively, the “Security Interest Provisions”), that relate to the Property Jurisdiction shall be governed by and construed according to the law of the Property Jurisdiction.  Borrower agrees that any controversy arising under or in relation to the Note, the Loan Agreement, this Instrument (except for a controversy relating to Security Interest Provisions, which shall be governed by and construed according to the law of the Property Jurisdiction and litigated in the Property Jurisdiction) or any other Loan Document may be litigated in the Commonwealth of Virginia.  The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia (collectively, “Virginia Courts”), will have jurisdiction over all controversies that may arise under or in relation to the Note, the Loan Agreement, this Instrument (except for any controversy relating to the Security Interest Provisions and/or enforcement actions arising under this Instrument that relate to the Property Jurisdiction, which shall be governed by and construed according to the law of the Property Jurisdiction) or any other Loan Document.  Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise in connection with any such controversy.  The Borrower also expressly and irrevocably waives any other objection that the Borrower may now or hereafter have to the venue of any suit, action or proceeding brought in connection with any such controversy in any of the Virginia Courts and any claim that any such suit, action, or proceeding brought in any of the Virginia Courts has been brought in an inconvenient forum.  However, nothing in this Section 13 is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Instrument or the other Loan Documents in any court of any other jurisdiction including, without limitation, any suit, action or proceeding which may be brought in the Property Jurisdiction in accordance with the terms of this Instrument or the other Loan Documents.  Final judgment in any of the Virginia Courts shall be conclusive and binding on the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction by any method permitted by the law of such jurisdiction including, without limitation, a suit upon such judgment provided that service of process is effected as provided herein or as otherwise permitted by applicable laws.

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Multifamily Deed of Trust, Absolute Assignment of
Leases and Rents and Security Agreement (Including Fixture Filing)